Exhibit 99.1

Investor Contact:	Media Contact:
Robert LaFleur	Erin Pagán
407-613-3327	407-613-3771
RLafleur@hgvc.com	EPagan@hgvc.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports Fourth-Quarter and Full-Year 2016 Results

ORLANDO, Fla. (March 1, 2017) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or the “Company”) today reported its fourth-quarter and full-year 2016 results. Highlights include:

•	EPS was $0.38 for the fourth quarter and $1.70 for the full year

•	Net income was $38 million for the fourth quarter and $168 million for the full year

•	Adjusted EBITDA was $101 million for the fourth quarter and $402 million for the full year

•	Real estate sales and financing segment Adjusted EBITDA was $89 million for the fourth quarter and $348 million for the full year

•	Resort operations and club management segment Adjusted EBITDA was $50 million for the fourth quarter and $189 million for the full year

•	Contract sales increased 14.2 percent for the fourth quarter and 9.7 percent for the full year

•	Fee-for-service contract sales as percentage of total contract sales were 46 percent in the fourth quarter and 56 percent for the full year

•	Net Owner Growth was 19,219, or 7.7 percent for the full year

•	In 2016, HGV welcomed The District by Hilton Club in Washington, D.C., Ocean Oak Resort by Hilton Grand Vacations Club in Hilton Head, SC and Las Palmeras by Hilton Grand Vacation Club in Orlando, FL to the Company’s portfolio

Overview

For the three months ended December 31, 2016, EPS was $0.38 compared to $0.49 for the three months ended December 31, 2015. Net income was $38 million for the three months ended December 31, 2016, compared to $49 million for the three months ended December 31, 2015, and Adjusted EBITDA was $101 million for the three months ended December 31, 2016, compared to $103 million for the three months ended December 31, 2015.

For the 12 months ended December 31, 2016, EPS was $1.70 compared to $1.76 for the 12 months ended December 31, 2015. Net income was $168 million for the 12 months ended December 31, 2016, compared to $174 million for the 12 months ended December 31, 2015, and Adjusted EBITDA was $402 million for the 12 months ended December 31, 2016, compared to $373 million for the 12 months ended December 31, 2015.

Mark Wang, President and Chief Executive Officer of Hilton Grand Vacations, said, “We are pleased to begin this new phase as an independent, publicly traded company. In the past year we’ve welcomed more than 19,000 net new owners to the HGV family, representing net owner growth of nearly 8 percent. Contract sales grew 10 percent last year, again demonstrating the power of HGV’s sales and marketing platforms and the benefits of our strong alliance with Hilton. This year’s results continued to demonstrate we are a leader in capital efficiency in the timeshare industry, as almost three-quarters of our contract sales came from inventory developed by third parties in either fee-for-service or just-in-time arrangements. As we have successfully completed our transition to an independent, public company, we are well positioned to continue delivering on our value proposition to all stakeholders while finding innovative ways to deploy capital to extend our growth profile.”

Segment Highlights – Fourth Quarter

Real Estate Sales and Financing

Real estate sales and financing segment revenue was $300 million in the fourth quarter of 2016, an increase of 9.1 percent compared to the same period in 2015. Real estate and financing segment Adjusted EBITDA was $89 million in the fourth quarter of 2016, compared to $93 million in the same period in 2015. Real estate and financing segment Adjusted EBITDA margin as a percentage of real estate and financing segment revenues was 29.7 percent in the fourth quarter of 2016 compared to 33.8 percent for the same period in 2015.

Contract sales were $313 million in the fourth quarter of 2016, an increase of 14.2 percent compared to the same period in 2015. Fee-for-service contract sales represented 46 percent of total contract sales in the fourth quarter of 2016, compared to 51 percent in the same period in 2015. Tours increased 3.6 percent to 75,779 in the fourth quarter compared to the same period in 2015.

Financing revenues were $34 million in the fourth quarter of 2016, an increase of 6.3 percent compared to the same period in 2015.

Resort Operations and Club Management

Resort operations and club management segment revenue was $88 million in the fourth quarter of 2016, an increase of 7.3 percent compared to the same period in 2015. Resort operations and club management segment Adjusted EBITDA was $50 million in the fourth quarter of 2016, compared to $43 million in the same period in 2015. Resort operations and club management segment Adjusted EBITDA margin as a percentage of resort operations and club management segment revenues was 56.8 percent in the fourth quarter of 2016, compared to 52.4 percent for the same period in 2015.

Segment Highlights – Full Year

Real Estate Sales and Financing

Real estate sales and financing segment revenue was $1,143 million for the 12 months ending December 31, 2016, an increase of 6.0 percent compared to the same period in 2015. Real estate and financing segment Adjusted EBITDA was $348 million for the 12 months ending December 31, 2016, compared to $329 million in the same period in 2015. Real estate and financing segment Adjusted EBITDA margin as a percentage of real estate and financing segment revenues was 30.4 percent for the 12 months ending December 31, 2016, compared to 30.5 percent for the same period in 2015.

Contract sales were $1,172 million for the 12 months ending December 31, 2016, an increase of 9.7 percent compared to the same period in 2015. Fee-for-service contract sales represented 56 percent of total contract sales for the 12 months ending December 31, 2016, compared to 57 percent in the same period in 2015. Tours increased 6.4 percent to 306,141 for the 12 months ending December 31, 2016, compared to the same period in 2015.

Financing revenues were $134 million for the 12 months ending December 31, 2016, an increase of 5.5 percent compared to the same period in 2015.

The weighted average FICO score of new loans made to U.S. and Canadian borrowers at the time of origination was 741 for the 12 months ended December 31, 2016, compared to 743 for the 12 months ended December 31, 2015. In 2016, 65% of HGV’s sales were to customers who financed part their purchase.

As of December 31, 2016, gross timeshare financing receivables were $1.1 billion with a weighted average interest rate of 12 percent and a weighted average remaining term of 7.6 years. As of December 31, 2016, 1.5% of HGV’s financing receivables were over 30 days past due and not in default compared to 1.7% as of December 31, 2015.

Resort Operations and Club Management

Resort operations and club management segment revenue was $339 million for the 12 months ending December 31, 2016, an increase of 10.4 percent compared to the same period in 2015. Resort operations and club management segment Adjusted EBITDA was $189 million for the 12 months ending December 31, 2016, compared to $162 million in the same period in 2015. Resort operations and club management segment Adjusted EBITDA margin as a percentage of resort operations and club management segment revenues was 55.8 percent for the 12 months ending December 31, 2016, compared to 52.8 percent for the same period in 2015.

Club membership was 269,119 as of December 31, 2016, an increase of 19,219 members, representing net owner growth (NOG) of 7.7 percent compared to December 31, 2015. As of December 31, 2016, 97.5% of HGV’s owners were current on their HOA assessments.

Inventory

At December 31, 2016, HGV’s pipeline of available inventory stood at approximately 163,000 intervals or approximately 6.9 years of sales at the current trailing 12-month sales pace. At December 31, 2016, HGV’s pipeline of available owned inventory stood at approximately 59,000 intervals or approximately 2.5 years of sales. At December 31, 2016, HGV’s pipeline of available fee-for-service inventory stood at approximately 104,000 intervals or approximately 4.4 years of sales.

Of the current pipeline of available inventory, nine percent is considered just-in-time and 64 percent is considered fee-for-service. As such, the Company considers 73 percent of the pipeline of available inventory as of December 31, 2016, to be from capital-efficient sources.

Balance Sheet and Liquidity

As of December 31, 2016, Hilton Grand Vacations had $490 million of corporate debt with a weighted average interest rate of 4.85 percent and $694 million of non-recourse debt outstanding with a weighted average interest rate of 1.95 percent.

Total cash was $151 million as of December 31, 2016, including $103 million of restricted cash.

Free cash flow, which the Company defines as cash from operating activities adjusted for share- based compensation, less non-inventory capital spending, was $132 million for the 12 months ending December 31, 2016, compared to $126 million for the 12 months ending December 31, 2015.

Outlook

Full-Year 2017

•	Net income is projected to be between $170 million and $186 million

•	EPS is projected to be between $1.72 and $1.88

•	Adjusted EBITDA is projected to be between $390 million and $415 million

•	Full-year contract sales are expected to increase between 5.0 percent and 7.0 percent

•	Fee-for-service contract sales are expected to be between 52.0 percent and 57.0 percent of full-year contract sales

•	Free cash flow is projected to be between $140 million and $160 million

Spin-Off Transactions and Other Events

On January 3, 2017, Hilton Worldwide Holdings, Inc. (“Hilton”) executed a tax-free spin-off of Hilton Grand Vacations. The spin-off was completed by way of a pro-rata distribution of HGV common stock to Hilton stockholders of record as of 5 p.m. EST on December 15, 2016, the spin-off record date. Each Hilton stockholder received one share of HGV common stock for every 10 shares of Hilton common stock held by such stockholder on the record date. On January 3, 2017, Hilton Grand Vacations became a separate, publicly traded company, and Hilton did not retain any ownership interest in HGV. HGV filed a Registration Statement on Form 10 describing the transaction with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective on December 2, 2016 (as amended through the time of such effectiveness, the “Registration Statement on Form 10”). In connection with the completion of the spin-off, HGV entered into agreements with Hilton and other third parties, including a license agreement to use the HGV brand that did not exist historically.

In October 2016, Hilton announced HNA Group will acquire an approximate 25 percent interest in Hilton from affiliates of the Blackstone Group L.P., establishing an investment in Hilton and Hilton’s planned spin-offs, including Hilton Grand Vacations. As Hilton discussed in its earnings report on February 15, 2017, the transaction is expected to close during the first quarter of 2017.

Conference Call

Hilton Grand Vacations will host a conference call to discuss fourth-quarter and full-year 2016 results on March 2, 2017 at 11 a.m. EST. Participants may listen to the live webcast by logging onto the Hilton Grand Vacations’ Investor Relations website at http://investors.hgv.com/events- and-presentations.com. A replay and transcript of the webcast will be available on HGV’s investor relations website within 24 hours after the live event.

Alternatively, participants may listen to the live call by dialing 1-866-491-9243 in the U.S. or 1- 719-785-1754 internationally. Please use conference ID 3338221. Participants are encouraged to dial into the call or link to the webcast at least 20 minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-888-203-1112 or 1-719-457-0820 and use conference ID 3338221.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the timeshare industry, risks related to financing transactions expected to be consummated in connection with the spin-off, macroeconomic factors beyond our control, competition for timeshare sales, risks related to doing business with third-party developers, performance of our information technology systems, risks of doing business outside of the U.S. and our indebtedness, as well as those described under the section entitled “Risk Factors” in our information statement filed as part of the effective Registration Statement on Form 10, as filed with the Securities and Exchange Commission (“SEC”) on November 30, 2016. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA margins, Return on Invested Capital, and Free Cash Flow. Please see the schedules to the press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Fla., Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 260,000 Club Members. For more information, visit www.hgv.com and www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

EARNINGS RELEASE SCHEDULE

HILTON GRAND VACATIONS INC.

CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	December 31,
	2016	2015
ASSETS
Cash	$48	$4
Restricted cash	103	75
Accounts receivable, net	123	89
Timeshare financing receivables, net	1,025	976
Inventory	513	412
Property and equipment, net	256	51
Intangible assets, net	70	74
Other assets	42	43

TOTAL ASSETS	$2,180	$1,724

LIABILITIES AND EQUITY (DEFICIT)
Accounts payable, accrued expenses and other	$231	$208
Advanced deposits	103	96
Allocated Parent debt	—	634
Debt	490	—
Non-recourse debt	694	502
Deferred revenues	106	103
Deferred income tax liabilities	389	287

Total liabilities	2,013	1,830
Equity (Deficit):
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of December 31, 2016 and 2015	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 98,802,597 issued and outstanding as of December 31, 2016; none issued and outstanding as of December 31, 2015 (1)	1	—
Additional paid-in-capital	138	—
Accumulated retained earnings	28	—
Parent deficit	—	(106)

Total equity (deficit)	167	(106)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$2,180	$1,724

(1)	Common stock issued and outstanding have been adjusted to reflect the stock split that occurred on January 3, 2017.

HILTON GRAND VACATIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Revenues
Sales of VOIs, net	$149	$137	$508	$492
Sales, marketing, brand and other fees	117	105	499	457
Financing	34	32	134	127
Resort and club management	45	40	143	125
Rental and ancillary services	38	39	173	164
Cost reimbursements	32	28	126	110

Total revenues	415	381	1,583	1,475

Expenses
Cost of VOI sales	42	29	152	173
Sales and marketing	162	146	605	541
Financing	8	8	32	32
Resort and club management	11	9	36	32
Rental and ancillary services	27	30	113	113
General and administrative	31	16	92	57
Depreciation and amortization	7	6	24	22
License fee expense	19	19	80	74
Cost reimbursements	32	28	126	110

Total expenses	339	291	1,260	1,154

Allocated Interest Expense	(6)	(7)	(26)	(29)
Interest Expense	(3)	—	(3)	—
Other loss, net	—	—	(1)	—
Loss on foreign currency transactions	(2)	—	—	—

Income before income taxes	65	83	293	292
Income tax expense	(27)	(34)	(125)	(118)

Net income	$38	$49	$168	$174

Earnings per share:(1)
Weighted average shares outstanding	99	99	99	99
Basic and diluted	$0.38	$0.49	$1.70	$1.76

(1)	Basic and diluted earnings per share was calculated based on shares distributed to Hilton Grand Vacations’ shareholders on January 3, 2017.

HILTON GRAND VACATIONS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Operating Activities
Net income	$38	$49	$168	$174
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7	6	24	22
Amortization of deferred financing costs and other	2	1	5	5
Provision for loan losses	12	10	49	39
Other loss, net	—	—	1	—
Loss on foreign currency transactions	2	—	—	—
Deferred income taxes	11	23	23	20
Net changes in assets and liabilities:
Restricted cash	(7)	9	(24)	(21)
Accounts receivables, net	(2)	1	(30)	(6)
Timeshare financing receivables, net	(46)	(34)	(98)	(88)
Inventory	17	(8)	7	(38)
Other assets	3	5	(4)	2
Accounts payable, accrued expenses and other	11	5	28	18
Advanced deposits	1	(1)	7	(1)
Deferred revenues	(7)	(19)	3	3
Other	—	2	(1)	2

Net cash provided by operating activities	42	49	158	131

Investing Activities
Capital expenditures for property and equipment	(10)	(2)	(26)	(12)
Software capitalization costs	(3)	(3)	(8)	(6)

Net cash used in investing activities	(13)	(5)	(34)	(18)

Financing Activities
Issuance of non-recourse debt	300	—	300	—
Repayment of non-recourse debt	(25)	(28)	(110)	(125)
Issuance of debt	200	—	200	—
Debt issuance costs	(4)	—	(10)	—
Change in restricted cash	(6)	2	(4)	8
Allocated debt activity	—	(11)	111	(87)
Net transfers from (to) Parent	(453)	(3)	(567)	95
Distribution to Parent	—	(2)	—	(2)

Net cash provided by (used in) financing activities	12	(42)	(80)	(111)

Net increase in cash	41	2	44	2
Cash, beginning of period	7	2	4	2

Cash, end of period	$48	$4	$48	$4

FREE CASH FLOW RECONCILIATION

(in millions)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Cash Flow from operations	$42	$49	$158	$131
Share-based compensation expense	1	2	8	13
Capex for property and equipment	(10)	(2)	(26)	(12)
Software capitalization costs	(3)	(3)	(8)	(6)

Free Cash Flow	$30	$46	$132	$126

HILTON GRAND VACATIONS INC.

RETURN ON INVESTED CAPITAL

(in millions)

	December 31,
	2016	2015
Adjusted EBITDA	$402	$373
Consumer financing interest expense	12	13
Depreciation and amortization	24	22

ADJUSTED EBIT	$366	$338

Allocated Parent debt	$—	$634
Debt	490	—
Deferred revenues	106	103
Deferred income tax liabilities	389	287
Total equity (deficit)	167	(106)

INVESTED CAPITAL	$1,152	$918

Average invested capital	$1,035	$818

ROIC	35.4%	41.3%

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Revenues:
Real estate sales and financing	$300	$275	$1,143	$1,078
Resort operations and club management	88	82	339	307

Segment revenues	388	357	1,482	1,385
Cost reimbursements	32	28	126	110
Intersegment eliminations	(5)	(4)	(25)	(20)

Total revenues	$415	$381	$1,583	$1,475

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA TO NET INCOME

(in millions)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Adjusted EBITDA:
Real estate sales and financing(1)	$89	$93	$348	$329
Resort operations and club management(1)	50	43	189	162

Segment Adjusted EBITDA	139	136	537	491
Less:
General and administrative(2)	19	14	55	44
License fee expense	19	19	80	74

Adjusted EBITDA	101	103	402	373
Other loss, net	—	—	(1)	—
Loss on foreign currency transactions	(2)	—	—	—
Share-based compensation expense	(1)	(2)	(8)	(13)
Other adjustment items(3)	(14)	(2)	(35)	(4)

EBITDA	84	99	358	356
Non-recourse debt interest expense	(3)	(3)	(12)	(13)
Allocated Parent interest expense	(6)	(7)	(26)	(29)
Interest expense	(3)	—	(3)	—
Income tax expense	(27)	(34)	(125)	(118)
Depreciation and amortization	(7)	(6)	(24)	(22)

Net income	$38	$49	$168	$174

Adjusted EBITDA margin %	24.3%	27.0%	25.4%	25.3%
EBITDA margin %	20.2%	26.0%	22.6%	24.1%

(1)	Includes intersegment eliminations and other adjustments.
(2)	Excludes share-based compensation and other adjustment items.
(3)	For the three months and year ended December 31, 2016, amounts include $14 million and $30 million, respectively, of costs associated with the spin-off transaction.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Contract sales	$313	$274	$1,172	$1,068
Tour flow	75,779	73,133	306,141	287,855
VPG	$3,875	$3,548	$3,596	$3,508

Owned contract sales mix	54%	49%	44%	43%
Fee-for-service contract sales mix	46%	51%	56%	57%

Contract sales	$313	$274	$1,172	$1,068
Less adjustments:
Fee-for-service sales(1)	145	139	657	611
Loan loss provision	12	10	49	39
Reportability and other(2)	7	(12)	(42)	(74)

Sales of VOIs, net	149	137	508	492
Sales, marketing, brand and other fees	117	105	499	457
Less:
Marketing revenue and other fees	35	29	122	108

Sales revenue	231	213	885	841
Less:
Cost of VOI sales	42	29	152	173
Sales and marketing expense, net(3)	133	116	489	437

Real estate margin	$56	$68	$244	$231

Real estate margin percentage	24.2%	31.9%	27.6%	27.5%

(1)	Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)	Includes adjustments for revenue recognition, including percentage-of-completion deferrals and amount in rescission, and sales incentives, as well as expenses related to granting credit to customers for their existing ownership when upgrading into fee-for-service projects.
(3)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers.

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Interest income	$31	$30	$122	$117
Other financing revenue	3	2	12	10

Financing revenue	34	32	134	127

Consumer financing interest expense	3	3	12	13
Other financing expense	5	5	20	19

Financing expense	8	8	32	32

Financing margin	$26	$24	$102	$95

Financing margin percentage	76.5%	75.0%	76.1%	74.8%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Members			269,119	249,900
Net Owner Growth (NOG)			19,219	20,249
Net Owner Growth % (NOG%)			7.7%	8.8%

Club management revenue	$32	$28	$92	$78
Resort management revenue	13	12	51	47

Resort and club management revenues	45	40	143	125

Club management expense	8	6	23	20
Resort management expense	3	3	13	12

Resort and club management expenses	11	9	36	32

Resort and club management margin	$34	$31	$107	$93

Resort and club management margin percentage	75.6%	77.5%	74.8%	74.4%

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Rental revenues	$33	$33	$149	$140
Ancillary services revenues	5	6	24	24

Rental and ancillary services revenues	38	39	173	164

Rental expenses	23	25	90	91
Ancillary services expense	4	5	23	22

Rental and ancillary services expenses	27	30	113	113

Rental and ancillary services margin	$11	$9	$60	$51

Rental and ancillary services margin percentage	28.9%	23.1%	34.7%	31.1%

HILTON GRAND VACATIONS INC.

REAL ESTATE AND FINANCING SEGMENT ADJUSTED EBITDA RECONCILIATION

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Sales of VOIs, net	$149	$137	$508	$492
Sales, marketing, brand and other fees	117	105	499	457
Financing	34	32	134	127
HOA services	—	1	2	2

Real estate sales and financing segment revenues	300	275	1,143	1,078

Cost of VOI sales	(42)	(29)	(152)	(173)
Sales and marketing	(162)	(146)	(605)	(541)
Other financing expense	(5)	(5)	(20)	(19)
Share-based compensation expense	—	1	2	2
Restructuring costs	1	—	1	—
Nonrecurring Below EBITDA expense	2	—	2	—
Marketing package sales	(5)	(2)	(23)	(17)
Model unit rental	—	(1)	—	(1)

Real estate sales and financing segment adjusted EBITDA	$89	$93	$348	$329

Real estate sales and financing segment adjusted EBITDA margin	29.7%	33.8%	30.4%	30.5%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB SEGMENT ADJUSTED EBITDA RECONCILIATION

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Resort and club management revenues	$45	$40	$143	$125
Rental and ancillary services revenues	38	39	173	164
Marketing package sales	5	2	23	17
Model unit rental	—	1	—	1

Resort and club segment revenue	88	82	339	307

Resort and club management	(11)	(9)	(36)	(32)
Rental and ancillary services	(27)	(30)	(113)	(113)
HOA services	—	(1)	(2)	(2)
Share-based compensation expense	—	—	1	1
Restructuring costs	—	1	—	1

Resort and club segment adjusted EBITDA	$50	$43	$189	$162

Resort and club segment adjusted EBITDA margin	56.8%	52.4%	55.8%	52.8%

HILTON GRAND VACATIONS INC.

FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION

(in millions)

	2017	2017
	Low Case	High Case
Contract Sales	5%	7%
Fee-for-service as % of contract sales	52%	57%

Adjusted EBITDA	$390	$415
Less:
Share based comp	16	14
Other items(1)	11	11

EBITDA	363	390

Less:
Non-recourse debt interest expense	18	18
Corporate debt interest expense	27	27
Allocated parent interest expense	—	—
Depreciation and amortization	27	27
Income tax expense	121	132

Net Income	$170	$186

Cash flow from operating activities	$174	$191
Share based compensation	16	14
Non-inventory capex	(50)	(45)

Free cash flow	$140	$160

(1)	Represents adjustments for one-time public company costs.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income, before interest expense, a provision for income taxes and depreciation and amortization. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, HGV’s definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors about HGV and its financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by HGV’s management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the timeshare industry.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing HGV’s results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, HGV’s working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect HGV’s interest expense, or the cash requirements necessary to service interest or principal payments on its indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect HGV’s tax expense or the cash requirements to pay the Company’s taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that the Company considers not to be indicative of its future operations;

i.	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

ii.	other companies in the timeshare industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to HGV to reinvest in the growth of its business or as measures of cash that will be available to HGV to meet its obligations.

Real Estate Metrics

Capital efficiency ratio represents the ratio of cost of VOI sales to VOI inventory spend, including fee-for-service upgrades. HGV considers this to be an important operating measure because capital efficiency allows HGV to reduce inventory investment requirements while continuing to generate growth in revenues and cash flows.

Contract sales represents the total amount of VOI products under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract sales is not a recognized term under U.S. GAAP and should not be considered in isolation or as an alternative to Sales of VOIs, net or any other comparable operating measure derived in accordance with U.S. GAAP. Contract sales differ from revenues from the Sales of VOIs, net that HGV reports in its consolidated statements of operations due to the requirements for revenue recognition as described in Note 2: Basis of Presentation and Summary of Significant Accounting Policies in the Company’s audited consolidated financial statements, as well as adjustments for incentives and other administrative fee revenues. HGV considers contract sales to be an important operating measure because it reflects the pace of sales in HGV’s business.

Developed Inventory refers to VOI inventory source from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. HGV considers this to be an important operating measure because it measures the efficiency of the Company’s sales and marketing spending and management of inventory costs.

Sales revenue represents sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Return on invested capital (“ROIC”) represents Adjusted EBITDA less non-recourse debt interest expense and depreciation and amortization (“Adjusted EBIT”), divided by average invested capital. Invested capital includes debt, deferred revenues, deferred income tax liabilities and total equity (deficit).

Free cash flow represents cash from operating activities adjusted for share based compensation, less non-inventory capital spending.

Resort and Club Management and Rental Metrics

Transient rate represents the total rental room revenue for transient guests divided by total number of transient room nights sold in a given period and excludes room rentals associated with marketing programs, owner usage and the redemption of Club Bonus Points.